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                                                                    EXHIBIT 99.1

                          BIOMED REALTY TRUST APPOINTS
                     FORMER HOME DEPOT DIRECTOR TO ITS BOARD

      SAN DIEGO, CA - JANUARY 12, 2005 - BioMed Realty Trust, Inc. (NYSE:BMR) today announced the appointment of M. Faye Wilson to its board of directors, increasing the board to seven members.

      "Faye's extensive background and experience in business management, strategic planning and corporate governance will be especially valuable as BioMed continues its growth and expansion within the life science real estate market. We are delighted that Faye has agreed to serve on our board and look forward to her contributions and counsel," said Alan D. Gold, president and chief executive officer of BioMed Realty Trust.

      Wilson has served as a principal of Wilson Boyles and Company, a business management and strategic planning consulting firm, since 2003. She served on the board of directors of Farmers Insurance Group from 1993 through 2001 and the board of directors of Home Depot (NYSE: HD) from 1992 through 2001. Wilson was also a senior officer of Home Depot from 1998 through 2002. From 1992 until 1998, she served in several senior management roles at Bank of America, including chairman of Security Pacific Financial Services and executive vice president and chief credit officer for Bank of America's National Consumer Banking Group. She currently serves on the board of directors of Community Bancorp, Inc., the parent company of Community National Bank. She earned her Masters Degrees in International Relations and Business Administration from the University of Southern California and an undergraduate degree from Duke University. She became a certified public accountant in 1961.

ABOUT BIOMED REALTY TRUST

      BioMed Realty Trust, Inc. is a real estate investment trust focused on acquiring, owning, leasing, managing and selectively developing laboratory and office space for lease to life science tenants. Tenants include biotechnology and pharmaceutical companies, scientific research institutions, government agencies, physician groups and other entities involved in the life science industry. The company targets properties located in markets with established reputations as centers for scientific research, including San Diego, San Francisco, Seattle, Maryland, Pennsylvania, New York/New Jersey and Boston. Additional information is available at www.biomedrealty.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants' financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the

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life science industry or the California region; risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the Company's growth and expansion into new markets, or to complete or integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the Company's potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company's dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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